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                                                                   Exhibit 10.5



                             FIRSTMERIT CORPORATION

                                1997 STOCK PLAN

               AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997




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                             FIRSTMERIT CORPORATION
                                1997 STOCK PLAN
               AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997

                               TABLE OF CONTENTS

I.    INTRODUCTION ..........................................................  1

      A.   Purpose of the Plan ..............................................  1
      B.   Definitions ......................................................  1

II.   EMPLOYEES STOCK OPTION PROGRAM.........................................  5

      A.   Administration ...................................................  5
      B.   Participation ....................................................  5
      C.   Maximum Number of Shares Available ...............................  5
      D.   Adjustments ......................................................  5
      E.   Registration Conditions ..........................................  6
      F.   Committee Action .................................................  6
      G.   Stock Options.....................................................  6
      H.   Dividend Units....................................................  9
      I.   Amendment and Termination......................................... 10

III.  DIRECTORS STOCK OPTION PROGRAM ........................................ 10

      A.   Administration ................................................... 10
      B.   Participation .................................................... 10
      C.   Maximum Number of Shares Available ............................... 11
      D.   Adjustments ...................................................... 11
      E.   Registration Conditions .......................................... 11
      F.   Stock Options..................................................... 11
      G.   Dividend Units.................................................... 12
      H.   Amendment and Termination......................................... 13

IV.   RESTRICTED STOCK PROGRAM .............................................. 14

      A.   Administration ................................................... 14
      B.   Participation .................................................... 14
      C.   Maximum Number of Shares Available ............................... 15
      D.   Awards ........................................................... 15
      E.   Restrictions ..................................................... 16
      F.   Enforcement of Restrictions....................................... 16
      G.   Privileges of Employee-Participant................................ 16
      H.   Non-Transferability............................................... 17
      I.   Withholding Taxes................................................. 17

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      J.   Lien on Shares.................................................... 17
      K.   Share Issuance and Transfer Restrictions.......................... 17
      L.   Acceleration on Change of Control................................. 18
      M.   Effective Date and Duration....................................... 19
      N.   Exclusivity....................................................... 19
      O.   Amendment and Termination......................................... 19

V.    GENERAL PROVISIONS .................................................... 19

      A.   Government and Other Regulations ................................. 19
      B.   Other Compensation Plans and Programs ............................ 19
      C.   Miscellaneous Provisions ......................................... 20
      D.   Effective Date ................................................... 22


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                             FIRSTMERIT CORPORATION
                                1997 STOCK PLAN
               AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 1997

         FIRSTMERIT CORPORATION (the "Company") adopted the 1997 Stock Plan ("Plan"), effective as of January 1, 1997, which Plan received shareholder approval at the 1997 Annual Shareholders Meeting. The Board amended and restated the Plan effective November 1, 1997 to make certain administrative changes related to the 2-for-1 stock split in September 1997 and regarding the transferability of options. The number of shares of Common Stock approved and reserved under the Plan, subject to the actual shares available for grant under the Plan, is 2,000,000 for the Employees Stock Option Program and the Restricted Stock Program, and 200,000 for the Directors Stock Option Program. The maximum number of shares of Common Stock which can be granted as part of the 2,000,000 shares under the Restricted Stock Program is 500,000.

                                I. INTRODUCTION

A.       PURPOSE OF THE PLAN

         FirstMerit Corporation has established the Plan to further its long-term financial success by creating the opportunity to key employees and non-employee Directors of the Company and its Subsidiaries to receive stock and stock-based compensation whereby they can share in achieving and sustaining such success. The Plan also provides a means to attract and retain the executive talent needed to achieve the Company's long-term growth and profitability objectives.

B.       DEFINITIONS

         When used in the Plan, the following terms shall have the meanings set forth below:

         "Award(s)" shall mean Incentive Stock Options, Non-Qualified Stock Options, Reload Stock Options, Restricted Stock Awards or Dividend Units granted under the Plan.

         "Award Agreement" shall mean an agreement which shall evidence the particular terms, conditions, rights and duties of the Company and the Participant with respect to an Award.

         "Board" shall mean the Board of Directors of the Company.

         "Change of Control" shall mean (a) the attainment of beneficial ownership by any Person (as defined herein) of capital stock of the Company, the voting power of which constitutes 30 percent or more of the voting power of all of the Company's outstanding capital stock; or (b) a change in the composition of a majority of the Board during any period of two (2) years or less, provided that in determining such change, any Director whose election has been approved in advance by at least two-thirds (2/3) of the Directors then in office shall not be considered a new Director. No sale to underwriters or private placement of capital stock by the Company, nor any acquisition by the Company, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control.

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         For purposes of determining a Change of Control under the Plan, the following definitions shall be applicable:

         1. The term "Person" shall mean any individual, corporation or other entity.

         2. Any Person shall be deemed to be the beneficial owner of any shares of capital stock of the Company:

             a.     which that Person owns directly, whether or not of record,

             b. which that Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options, or otherwise,

             c. which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph 2.b. above), by an "affiliate" or "associate" (as defined in the rules of the Securities and Exchange Commission) of that Person, or

             d. which are beneficially owned, directly or indirectly (including shares deemed owned through application of Paragraph 2.b. above), by any other Person with which that Person or his "affiliate" or "associate" has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company.

         3. For purposes of determining whether a Person has acquired beneficial ownership of 30 percent or more of the Company, the outstanding shares of capital stock of the Company shall include shares deemed owned by such Person through application of Paragraphs 2.b., 2.c. and 2.d. above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

         "Committee" shall mean the Compensation Committee of the Board, or such other Committee of the Board which shall be designated by the Board to administer the Plan. If the Board does not designate the Compensation Committee as the Committee, the Committee will be composed of two (2) or more persons who are from time to time appointed to serve by the Board. Each member of the Committee will be a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act or any successor rule, as any such rule may be amended from time to time and will qualify as an "outside director" within the meaning of Code Section 162(m) ("Qualified Director"). A person may be appointed to the Committee who does not qualify as a "non-employee director" if the Committee adopts and follows a recusal procedure which qualifies under the
Section 16 Rules.




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         "Company" shall mean FirstMerit Corporation and any successor in a reorganization or similar transaction.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the common stock of the Company, no par value per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

         "Director" shall mean a duly elected member of the Board.

         "Directors Stock Option Program" shall mean the stock option program delineated in Article III of this Plan.

         "Director-Participant" shall mean a Director who is not also a full-time employee of the Company or any of its Subsidiaries.

         "Disability" shall mean the inability of an Employee-Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Employee-Participant's Termination of Employment; provided, however, that with respect to any Employee-Participant who has entered into an employment agreement with the Company or any of its Subsidiaries, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed to "permanent disability" in such employment agreement.

         "Employees Stock Option Program" shall mean the stock option program, as delineated in Article II of this Plan.

         "Employee-Participant" shall mean an officer or full-time salaried employee (including a Director who is also a full-time employee) of the Company or any of its Subsidiaries who, in the judgment of the Committee, is in a position to make a substantial contribution to the management, growth and success of the Company and is thus designated by the Committee to receive an Award.

         "Fair Market Value" shall mean with respect to a given day, the closing sales price of a share of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

         "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.




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         "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         "Participant" shall mean an Employee-Participant or a Director-Participant.

         "Plan" shall mean the Company's 1997 Stock Plan, as set forth herein.

         "Reload Stock Option" shall mean an option granted to an Employee-Participant who has paid for shares subject to option through the delivery of shares of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price.

         "Restricted Shares" shall mean those shares of Common Stock reserved for issuance as Awards under the Restricted Stock Program, as further provided in Article IV(D).

         "Restricted Stock Program" shall mean the restricted stock program, as delineated in Article IV of this Plan.

         "Retirement" shall mean an Employee-Participant's Termination of Employment by reason of retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company or any of its Subsidiaries, or in accordance with the early retirement provision(s) thereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Subsidiaries" shall mean the majority-owned subsidiaries of the Company.

         "Termination of Employment" shall mean a cessation of the employee-employer relationship between an Employee-Participant and the Company or its Subsidiaries for any reason.

         "Termination of Service" shall mean a cessation of the Director's relationship with the Company for any reason.




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                       II. EMPLOYEES STOCK OPTION PROGRAM

A.       ADMINISTRATION

         The Employees Stock Option Program shall be administered by the Committee, which, subject to the express provisions of the Employees Stock Option Program, shall have full and exclusive authority to interpret the Employees Stock Option Program, to prescribe, amend and rescind rules and regulations relating to the Employees Stock Option Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Employees Stock Option Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any Award Agreement of, any Employee-Participant, without such Employee-Participant's consent. The Committee's interpretation and construction of the Employees Stock Option Program shall be conclusive and binding on all persons, including the Company and all Employee-Participants.

B.       PARTICIPATION

         The Committee shall, from time to time, make recommendations to the Board with respect to the selection of Employee-Participants and the Award or Awards to be granted to each Employee- Participant, and thereafter grant such Award or Awards upon the approval of a majority of the members of the Board present and voting upon such approval, who are Qualified Directors. In making its recommendations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Employee-Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

C.       MAXIMUM NUMBER OF SHARES AVAILABLE

         The maximum number of shares which may be granted under the Employees Stock Option Program is one million (1,000,000) shares, less shares granted under the Restricted Stock Program.

         No Incentive Stock Options shall be granted after January 1, 2007, or such other period required under the Code.

D.       ADJUSTMENTS

         In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Employees Stock Option Program shall be adjusted proportionately or otherwise by the Board and, where deemed appropriate, the number of shares covered by outstanding stock options and the option price of outstanding stock options shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has



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assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Employees Stock Option Program, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

E.       REGISTRATION CONDITIONS

         Unless issued pursuant to a registration statement under the Securities Act, no shares shall be issued to an Employee-Participant under the Employees Stock Option Program unless the Employee-Participant represents to and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

         Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

         The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

F.       COMMITTEE ACTION

         The Committee may, through Award Agreements, limit its discretion under this Employees Stock Option Program. To the extent such discretion is not specifically waived in an Award Agreement, the Committee shall retain such discretion.

G.       STOCK OPTIONS

         All stock options granted to Employee-Participants under the Employees Stock Option Program shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Employees Stock Option Program, and such other provisions as the Committee may adopt, including the following provisions:

         1. PRICE. The option price per share of Non-Qualified Stock Options ("NQSOs") shall be set by the Committee at the time of grant. The option price per share of Incentive Stock Options ("ISOs") shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant. If a NQSO is to meet the requirements of Section 162(m) of the Code, it shall be issued at Fair Market Value.

         2. PERIOD. An ISO shall not be exercisable for a term longer than ten (10) years from date of grant. NQSOs shall have a term as established by the Committee.




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         3.    TIME OF EXERCISE. The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable, provided that with respect to ISOs, no such acceleration shall result in a violation of
               Section 6 of this Paragraph G.

         4. EXERCISE PROCEDURES. A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased.

         5. PAYMENT. The price of an exercised stock option, or portion thereof, may be paid pursuant to Paragraph V.C.11.

         6. SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. If the aggregate Fair Market Value of Common Stock with respect to which ISOs are exercisable for the first time by an Employee-Participant during any calendar year (under this Employees Stock Option Program and all other plans of the Company and its Subsidiaries) exceeds One Hundred Thousand Dollars ($100,000), such ISOs shall be treated as NQSOs to the extent of the excess. In applying the foregoing limitation, ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of Common Stock subject to such ISOs shall be determined as of the date of grant. If such limit is exceeded in any calendar year, the Company shall have the right to designate which shares of Common Stock purchased pursuant to such ISOs shall be treated as having been acquired by the Employee-Participant pursuant to an ISO.

         7. RELOAD STOCK OPTIONS. A Reload Stock Option may be granted by the Committee in an Award Agreement. If a reload option is granted and a stock option is exercised while the Employee-Participant is employed by the Company and the Employee- Participant pays for the shares subject to option through the delivery of Common Stock having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, the Employee-Participant will be granted a Reload Stock Option on the date of such exercise. The Award shall equal the number of whole shares of Common Stock used to pay the purchase price, and the exercise price of the Reload Stock Option shall equal the Fair Market Value of the Common Stock on the date of grant. If the Company withholds shares of Common Stock to cover applicable income and employment taxes related to the exercise of an option, then the Award shall equal the number of whole shares of Common Stock used to pay the purchase price less the number of shares withheld.

               Subject to the provisions of the Employees Stock Option Program, the Reload Stock Option may be exercised between its date of grant and the date of expiration of an option. Shares of stock acquired upon the exercise of a Reload Stock Option are restricted from sale for two years. A Reload Stock Option shall be evidenced by an Award Agreement containing such other terms and conditions as the Committee approves. No Reload Stock Option shall be granted with respect to a stock option




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                exercised after the Employee-Participant's Retirement,
                Disability, death or other Termination of Employment. No Dividend Units shall be granted in connection with a Reload Stock Option.

         8. EFFECT OF LEAVES OF ABSENCE. It shall not be considered a Termination of Employment when an Employee-Participant is placed by the Company or any of its Subsidiaries on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Employees Stock Option Program purposes shall be continued until the later of the date when such leave of absence equals ninety (90) days or when the Employee-Participant's right to reemployment with the Company or any of its Subsidiaries shall no longer be guaranteed either by statute or contract.

         9. TERMINATION OF EMPLOYMENT. In the event of Termination of Employment, the following provisions shall apply with respect to ISOs and NQSOs unless waived by the Committee, or as otherwise specifically provided in the Award Agreement.

                a. TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. NQSOs and ISOs shall be exercisable for a period equal to the lesser of five (5) years or the remaining option term; provided, however, that if the Employee-Participant elects to exercise his ISOs (i) later than three (3) months after the date of his Termination of Employment due to Retirement or (ii) twelve (12) months after the date of his Termination of Employment due to Disability, such ISOs shall be treated as NQSOs under the Code for purposes of calculating the federal income tax applicable as a result of the exercise of such ISOs and the subsequent disposition of the acquired shares.

                b. OTHER TERMINATION. If an Employee-Participant's employment with the Company or any of its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Awards under this Employees Stock Option Program shall be immediately canceled, except that if the termination is by the Company or any of its Subsidiaries or for any reason other than misconduct or misfeasance, the Employee-Participant shall have thirty (30) days thereafter within which to exercise his options to the extent that the options are otherwise exercisable immediately prior to such termination; and further, if such termination is attributable to a Change of Control, such Award shall not be canceled but shall continue as though the Employee-Participant remained in the employ of the Company or any of its Subsidiaries during the remaining option term of the Award.

                c. LIMITATIONS ON EXERCISE. Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Employee-Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company




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                           or any of its Subsidiaries or is otherwise adverse
                           to, or not in the best interest of, the Company or any of its Subsidiaries. Further, no option agreement for ISOs may extend their exercise period beyond the time allowed by the Code.

H.       DIVIDEND UNITS

         1.       AWARDS OF DIVIDEND UNITS

                  a. The Committee may, at its discretion, award to an Employee-Participant one (1) Dividend Unit with respect to each share of Common Stock for which an option has been granted under the Employees Stock Option Program. No Dividend Units shall be awarded in connection with a Reload Stock Option.

                  b. An Award of a Dividend Unit by the Committee may be made only in conjunction with a stock option for Common Stock granted to the Employee-Participant under the Employees Stock Option Program.

         2.       VALUATION

                  a. The amount payable to an Employee-Participant in respect of each Dividend Unit awarded to such Employee-Participant shall be equal to the aggregate dividends actually paid on one (1) share of Common Stock to the extent that such Employee-Participant held such Dividend Unit on the record date established by the Board for payment of each such dividend. An Employee-Participant shall be deemed to have held a Dividend Unit from the date on which the Award of such Dividend Unit was made (or such later date as may be specified in the related Award Agreement) to and including the date on which the term of the Dividend Unit expires.

                  b. The Committee shall, at the time it awards a Dividend Unit to an Employee-Participant, specify the term of the Dividend Unit (which term shall not be longer than the term of the stock option to which it is attached) and the period of time during the term over which the Dividend Unit will accrue dividends.

         3.       PAYMENT

                  a. The amount payable to an Employee-Participant in respect of a Dividend Unit shall be paid out by the Company to such Employee-Participant only at the date of exercise of the stock option to which the Dividend Unit is attached. The Dividend Unit shall expire upon the expiration of any stock option which has not been exercised.

                  b. Upon payment to an Employee-Participant in respect of a Dividend Unit, such Dividend Unit shall be of no further force or effect.



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         4.       TERMINATION OF EMPLOYMENT. In the event of Termination of
                  Employment, any Dividend Unit shall remain outstanding for the duration of the stock option to which it is attached until paid upon exercise or until termination or expiration of such stock option.

         5. ACCELERATION OF PAYMENTS. Unless the Committee determines otherwise, in the event of a Change of Control, the Company shall, promptly after such Change of Control, make payment to each Employee-Participant in an amount equal to the aggregate amount accrued on the Dividend Units held by such Employee-Participant on the date of such Change of Control. Notwithstanding anything to the contrary or any Award Agreement, after such Change of Control and for so long as an Employee-Participant holds any Dividend Unit and dividends are accrued thereon, the Company shall make payment to the Employee-Participant in respect of any such Dividend Unit at the same time as payment of dividends on Common Stock is made.

I.       AMENDMENT AND TERMINATION

         The Board may, at any time and from time to time, suspend or terminate the Employees Stock Option Program in whole or amend it from time to time in such respects as the Board may deem appropriate, subject, however, to the regulatory requirements of Section 16(b) of the Securities Exchange Act and the requirements of the Code.

                      III. DIRECTORS STOCK OPTION PROGRAM

  A.     ADMINISTRATION

         The Directors Stock Option Program is a self-executing grant program which shall be administered by the Secretary of the Company. Subject to the express provisions of the Directors Stock Option Program, the Secretary shall have full and exclusive authority to interpret the Directors Stock Option Program, and to make such determinations deemed necessary or advisable in the implementation and administration of the Directors Stock Option Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Secretary shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any Award Agreement of, any Director-Participant without such Director-Participant's consent.

B.       PARTICIPATION

         All Directors who are not also full-time employees of the Company or a Subsidiary shall be Director-Participants in the Directors Stock Option Program and shall be awarded options to purchase one thousand two hundred (1,200) shares each year on the date following the annual shareholders meeting.





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C.       MAXIMUM NUMBER OF SHARES AVAILABLE

         The maximum number of shares which may be granted under this Directors Stock Option Program is one hundred thousand (100,000) shares.

D.       ADJUSTMENTS

         In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Directors Stock Option Program shall be adjusted proportionately.

E.       REGISTRATION CONDITIONS

         Unless issued pursuant to a registration statement under the Securities Act, no shares shall be issued to a Director-Participant under the Directors Stock Option Program unless the Director-Participant represents to and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

         Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

         The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

F.       STOCK OPTIONS

         All stock options granted to Director-Participants under the Directors Stock Option Program shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Directors Stock Option Program, including the following provisions:

         1. PRICE. The option price per share shall be 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

         2. PERIOD. Any option granted under the Directors Stock Option Program shall be exercisable for a term of ten (10) years from the date of grant.

         3.       TIME OF EXERCISE. Will be established by the Committee.




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         4.       EXERCISE PROCEDURES. A stock option, or portion thereof,
                  shall be exercised by delivery of a written notice of exercise to the Company and payment of the full price of the shares being purchased.

         5. PAYMENT. The price of an exercised stock option, or portion thereof, may be paid pursuant to Paragraph V.C.11.

         6. TERMINATION OF SERVICE. In the event of Termination of Service, the following provisions shall apply:

                  a. DISCHARGE FOR CAUSE. All outstanding options shall be canceled at termination.

                  b. TERMINATION OTHER THAN FOR CAUSE. Options shall be exercisable for a period equal to the lesser of five
                           (5) years or the remaining option term.

G.       DIVIDEND UNITS

         1.       AWARDS OF DIVIDEND UNITS

                  a. One (1) Dividend Unit shall be awarded to a Director-Participant with respect to each share of Common Stock for which an option has been granted under the Directors Stock Option Program. When a Director-Participant receives an Award of Dividend Units, the Secretary shall cause to be issued to such Director-Participant an Award Agreement specifying the number of Dividend Units granted and the applicable terms and conditions of the Award.

                  b. An Award of a Dividend Unit shall be made only in conjunction with a stock option for Common Stock granted to the Director-Participant under this Directors Stock Option Program.

         2.       VALUATION

                  a. The amount payable to a Director-Participant in respect of each Dividend Unit awarded to such Director-Participant shall be equal to the aggregate dividends actually paid on one share of Common Stock to the extent that such Director-Participant held such Dividend Unit on the record date established by the Board for payment of each such dividend. A Director-Participant shall be deemed to have held a Dividend Unit from the date on which the Award of such Dividend Unit was made (or such later date as may be specified in the related grant letter) to and including the date on which the term of the Dividend Unit expires.




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



                  b. The term of a Dividend Unit shall be the term of the stock option to which it is attached. However, Dividend Units will accrue dividends only for the first five (5) years following grant.

         3.       PAYMENT

                  a. The amount payable to a Director-Participant in respect of a Dividend Unit shall be paid out by the Company to such Director-Participant only upon the exercise of the option to which it is attached.

                  b. Upon payment to a Director-Participant in respect of a Dividend Unit, such Dividend Unit shall be of no further force or effect.

         4. TERMINATION OF SERVICE. In the event of Termination of Service, any Dividend Unit shall remain outstanding for the duration of the stock option to which it is attached until paid upon exercise, but it shall terminate upon termination, cancellation or expiration of such stock option.

         5. ACCELERATION OF PAYMENTS. In the event of a Change of Control, the Company shall, promptly after such Change of Control, make payment to each Director-Participant in an amount equal to the aggregate amount accrued on the Dividend Units held by such Director-Participant on the date of such Change of Control. Notwithstanding anything to the contrary or any Award Agreement, after such Change of Control and for so long as a Director-Participant holds any Dividend Unit and dividends are accrued thereon, the Company shall make payment to the Director-Participant in respect of any such Dividend Unit at the same time as payment of dividends on Common Stock is made.

H.       AMENDMENT AND TERMINATION

         The Board may, at any time and from time to time, amend, suspend or terminate the Directors Stock Option Program, subject to the applicable requirements and restrictions of the Code and securities laws. The Directors Stock Option Program may not be materially amended without shareholder approval.

                          IV. RESTRICTED STOCK PROGRAM

A.       ADMINISTRATION

         The Restricted Stock Program shall be administered by the Committee. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Restricted Stock Program may be made without notice or meeting, by a writing signed by a majority of the Committee members.

         In accordance with and subject to the provisions of the Restricted Stock Program, the Committee shall, from time to time, recommend to the Board:

         1. the Employee-Participants from those employees meeting the eligibility criteria described in Paragraph B,

         2.       the number of shares to be subject to each Award,

         3.       the time at which Awards are made,

         4.       the duration and nature of Award restrictions,

         5. fix such other provisions of the Awards as may be deemed necessary or desirable, consistent with the terms of the Restricted Stock Program, and

         6. the form or forms of the Award Agreements with Employee-Participants.

         The Committee shall have the authority, subject to the provisions of the Restricted Stock Program, to establish, adopt and revise such rules and regulations relating to the Restricted Stock Program as it may deem necessary or desirable for the administration of the Restricted Stock Program. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Restricted Stock Program shall be conclusive and binding for all purposes and on all persons, including without limitation the Company, the stockholders of the Company, the Committee and each of the members thereof, the Board, officers and employees of the Company and the Employee-Participants and their respective successors in interest.

B.       PARTICIPATION

         Employee-Participants shall be such key employees (including officers) of the Company and any present or future Subsidiary as the Committee, in its sole discretion, determines to be mainly responsible for the success and future growth and profitability of the Company and value to its stockholders and whom the Committee may designate from time to time to receive Awards under the Restricted Stock Program. Awards may be granted under this Restricted Stock Program to persons who have previously received Awards or other benefits under this or other plans of the Company.

         The Committee shall, from time to time, make recommendations to the Board with respect to the selection of Employee-Participants and the Award or Awards to be granted to each Employee-Participant, and thereafter grant such Award or Awards upon the approval of a majority of the members of the Board present and voting upon such approval, who are Qualified Directors. In making its recommendations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Employee-Participants, their present and potential contributions to the Company's success, and such other factors as the Committee in its discretion shall deem relevant.

C.       MAXIMUM NUMBER OF SHARES AVAILABLE

         The maximum number of shares which may be granted under the Restricted Stock Program is two hundred fifty thousand (250,000) shares, which may be authorized but unissued or treasury shares.

         Any shares subject to Awards may thereafter be subject to new Awards under this Restricted Stock Option Program if shares of Common Stock are issued under such Awards and are thereafter reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, including, without limitation, the forfeiture of shares subject to an Award prior to the lapse of restrictions.

         If the Company shall at any time change the number of issued shares of Common Stock without new considerations to the Company (by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under the Restricted Stock Option Program shall be adjusted proportionately. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar circumstances.

D.       AWARDS

         Awards may consist of grants of Restricted Shares to Employee-Participants as a bonus for service rendered to the Company without other payment therefor or for payment at less than Fair Market Value. In addition to the restrictions described in Paragraph E, any Award under the Restricted Stock Option Program may be subject to such other provisions (whether or not applicable to an Award to any other Employee-Participant) as the Committee deems appropriate, including, without limitation, provisions for the forfeiture of and restrictions on the sale, resale or other disposition of shares acquired under any Award, provisions giving the Company the right to repurchase shares acquired under any Award, provisions to comply with federal and state securities laws, or understandings or conditions as to the Employee-Participant's employment in addition to those specifically provided for under the Restricted Stock Option Program.

E.       RESTRICTIONS

         An Employee-Participant shall not have a right to retain any Restricted Shares granted under an Award unless and until such restrictions have by their terms lapsed. The lapsing of such restrictions is referred to herein as vesting, and the shares after Vesting has occurred are referred to herein as vested shares. The restrictions which the Committee may place on the Awards include, without limitation, the Employee-Participant's continued employment with the Company for certain periods of time as determined by the Committee and the attainment of various performance goals by the Employee-Participant and/or the Company as specified by the Committee with respect to such Award. The Committee may, in its sole discretion, require different periods of employment or different performance goals with respect to different Employee-Participants, with respect to different Awards or with respect to separate, designated portions of an Award. The Committee may, in its sole discretion, terminate restrictions on shares issued pursuant to an Award prior to the time such restrictions otherwise would have lapsed. Any Restricted Shares granted under an Award which have not become Vested Shares on or before the termination date, if any, set forth in the Award Agreement shall permanently be forfeited, and shall thereafter become available for reissuance under the Plan.

F.       ENFORCEMENT OF RESTRICTIONS

         The Committee, in its sole discretion, may employ one or more methods of enforcing the restrictions referred to in Paragraphs E, G, H and J including, without limitation, the following:

         1. placing a legend on the stock certificates referring to the restrictions,

         2. requiring the Employee-Participant to keep stock certificates, duly endorsed, in the custody of the Company or its designated agent while the restrictions remain in effect,

         3. not issuing certificates for Restricted Shares until the shares become Vested Shares, or

         4. retaining a possessory lien in the Award Shares as provided in Paragraph J below.

G.       PRIVILEGES OF EMPLOYEE-PARTICIPANT

         Restricted Shares shall constitute issued and outstanding shares of the Company for all corporate purposes, and the Employee-Participant shall have all voting and (subject to any Award restrictions) all dividend, liquidation and other rights with respect to Restricted Shares while the corresponding Award remains in effect, as if such Employee-Participant were a holder of record of unrestricted shares of Common Stock. Notwithstanding the foregoing, prior to the time at which a Restricted Share becomes a Vested Share, the Employee-Participant's right to assign or transfer such Restricted Share shall be subject to the limitations of Paragraph H. Certificates representing Restricted Shares shall bear a restrictive legend disclosing the restrictions, the existence of the Restricted Stock Option Program and the existence of the applicable Award.

H.       NON-TRANSFERABILITY

         No right or interest of any Employee-Participant in any Award made pursuant to the Restricted Stock Option Program shall, prior to the satisfaction of all restrictions applicable thereto, be assignable or transferable, in whole or in part, during the lifetime of the Employee-Participant, either voluntarily or involuntarily, or be made subject to any lien (except as provided in Paragraphs F and J), directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Employee-Participant's death, his right and interest in any Award shall, to the extent provided in the Award, be transferable by testamentary will or the laws of descent and distribution, and the issuance of any shares subject to an Award shall be made to the Employee-Participant's legal representatives, heirs or legatees upon furnishing the Committee with evidence satisfactory to the Committee of such status.

I.       WITHHOLDING TAXES

         The Company is entitled to withhold and deduct or take such other action as delineated in Section V.C.4.

J.       LIEN ON SHARES

         The Company may, in its sole discretion, require that an Employee-Participant, as a condition to the receipt of an Award, grant to the Company a possessory lien on the Restricted Shares in order to secure retransfer of the shares into the name of the Company, and ensure adequate provision for any tax withholding obligations arising with respect to such Award, and to that end, may require that certificates evidencing Restricted Shares be deposited by the Employee-Participant with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares which are forfeited or required to be retained to satisfy the Employee-Participant's withholding obligations to the Company.

K.       SHARE ISSUANCE AND TRANSFER RESTRICTIONS

         1. SHARE ISSUANCE. Notwithstanding any other provision of the Restricted Stock Program or any Award Agreement entered into pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares under this Restricted Stock Program unless and until both of the following are satisfied:

                  a.       either:

                           i. there shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws, if the Committee, in its sole discretion, shall have determined to file, cause to become effective and maintain the effectiveness of such registration statement, or

                           ii. if the Committee has determined not to so register the shares, exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance as determined by counsel for the Company, and there shall have been received from the
                                    Employee-Participant (or in the event of death or Disability, the
                                    Employee-Participant's heir(s) or legal
                                    representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and

                  b. there shall have been obtained any other consent, approval or permit from any state or federal government agency which the Committee shall, in its sole discretion and upon the advice of counsel, deem necessary or advisable.

         2. TRANSFERS OF VESTED SHARES. Vested Shares may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (whether voluntarily or involuntarily) except pursuant to registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to an effective and current registration statement under the Securities Act and all applicable state securities laws, on the receipt from the party to whom the shares are to be so transferred of any representations or agreements requested by the Company in order to permit such transfer to be made.

         3. LEGENDS. Unless a registration under the Securities Act is in effect with respect to the issuance or transfer of Vested Shares, each certificate representing such shares will be endorsed with a legend in the form determined necessary by the Committee or its counsel.

L.       ACCELERATION ON CHANGE OF CONTROL

         The Committee may provide, in its sole discretion, in one or more Awards, that notwithstanding the provisions of each Award which would result in a forfeiture as a result of the Employee-Participant's termination of employment with the Company prior to the Vesting of Restricted Shares, the Restricted Shares subject to such Award shall immediately become Vested Shares as a result of a Change of Control. Notwithstanding anything to the contrary in the Restricted Stock Option Program, unless expressly provided to the contrary in the Award Agreement, if Restricted Shares experience an acceleration in Vesting on a Change of Control as permitted by the preceding sentence, the portion of the Restricted Shares which experience such acceleration will be limited to that number which will not cause or contribute to an "excess parachute payment" with respect to the Employee-Participant, as reasonably determined by the Committee in accordance with Section 280G of the Code.

M.       EFFECTIVE DATE AND DURATION

         The Restricted Stock Option Program shall continue in effect until it is terminated by action of the Board, but such termination shall not affect the then outstanding terms of any Award. No Award shall be granted more than ten
(10) years after the date of adoption of the Restricted Stock Option Program; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Employee-Participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and an Employee-Participant, or under any future plan of the Company, Awards may be granted to such Employee-Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Employee-Participant under this Restricted Stock Option Program, or any benefit previously or thereafter granted to him under any future plan of the Company.

N.       EXCLUSIVITY

         Nothing contained in this Restricted Stock Option Program is intended to amend, modify or rescind any previously approved compensation plans or programs adopted by the Company. The Restricted Stock Option Program will be construed to be in addition to any and all such other plans or programs.

O.       AMENDMENT AND TERMINATION

         The Board may amend the Restricted Stock Option Program from time to time or terminate the Restricted Stock Option Program at any time. In addition, the Company may amend the terms of any Award previously granted under this Restricted Stock Option Program, prospectively or retroactively, however, no action authorized by this Paragraph O shall impair the rights of any Employee-Participant without his consent.

                             V. GENERAL PROVISIONS

A.       GOVERNMENT AND OTHER REGULATIONS

         The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

B.       OTHER COMPENSATION PLANS AND PROGRAMS

         The Plan shall not be deemed to preclude the implementation by the Company and its Subsidiaries of other compensation plans or programs which may be in effect from time to time.

C.       MISCELLANEOUS PROVISIONS

         1. NO RIGHT TO CONTINUE EMPLOYMENT. Nothing in the Plan or in any Award or Award Agreement confers upon any Employee-Participant the right to continue in the employ of the Company or its Subsidiaries or interferes with or restricts in any way the rights of the Company or its Subsidiaries to discharge any Employee-Participant at any time for any reason whatsoever, with or without cause.

         2. NON-TRANSFERABILITY. No right or interest of any Participant in any Award under the Plan shall be (a) assignable or transferable, except by will or the laws of descent and distribution, a valid beneficiary designation made in accordance with procedures established by the Committee, or as expressly stated herein, or (b) liable for, or subject to, any lien, obligation or liability. An ISO may be exercised only by the Participant during his lifetime, by his estate or by the person who acquires the right to exercise such option by bequest or inheritance.

         The Board may, in its discretion, authorize all or a portion of the options to be granted to a Participant, and may also amend outstanding options to provide, that they be on terms which permit transfer by such Participant to
(i) the spouse, children or grandchildren of the Participant (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, (iv) a limited liability company in which such Immediate Family Members are the only members; provided that (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such options are granted must be approved by the Board, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with the section(s) herein dealing with transfers by will or the laws of descent and distribution, or pursuant to qualified domestic relations order. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for all purposes hereof, the term "Participant" shall be deemed to refer to the "Transferee." The events of termination of any option will continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent (if at all), and for the periods specified in the Program or option agreement. The Participant in all such cases will remain subject to and liable for the withholding taxes due or payable upon exercise by the Transferee.

         The Board may also, in its discretion, pursuant to the requirements and restrictions listed above except as listed in this paragraph, authorize all or a portion of the options to be granted to a Participant, to permit a non-conforming transfer, such as a sale to a family member or family corporation for estate planning purposes. Nothing herein or in any action by the Board shall be construed as an amendment to any option other than those expressly indicated by the action of the Board.

         The Company shall not have any obligation to provide notice to the Transferee of the termination or acceleration of an option for any reason.

         3. DESIGNATION OF BENEFICIARY. A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant's death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Plan to the extent of such Participant's outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

         4.  WITHHOLDING TAXES.

         The Company's obligation to deliver shares of Common Stock or cash upon the exercise of stock options granted will be subject to the satisfaction of all applicable federal, state and local income tax and employment tax withholding requirements. The Committee (or plan administrator) may, in its discretion and in accordance with any applicable tax or securities laws (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of a NQSOs (other than the automatic grants made pursuant to Directors Stock Option Program) or unvested shares under the Plan, with the right to use shares of the Company's Common Stock in satisfaction of all or part of the federal, state and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such option holder in either or both of the following formats:

                  (a) Stock Withholding: The holder of the NQSO or unvested shares may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such NQSO or the vesting of such shares, a portion of those shares with an aggregate fair market value not to exceed one hundred percent (100%) of the applicable Taxes.

                  (b) Stock Delivery: Provide the holder of the NQSO or the unvested shares with the election to deliver to the Company, at the time the NQSO is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the Taxes incurred in connection with such option exercise or share vesting.

         5. PLAN EXPENSES. Any expenses of administering the Plan shall be borne by the Company.

         6. CONSTRUCTION OF PLAN. The interpretation of the Plan and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of Ohio.

         7. UNFUNDED PLAN. The Plan shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Plan shall be based solely upon any obligations which may be created by this Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

         8. BENEFIT PLAN COMPUTATIONS. Any benefits received or amounts paid to a Participant with respect to any Award granted under the Plan shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant's estate or beneficiary, as part of any employee benefit plan (other than the Plan) of the Company.

         9. PRONOUNS, SINGULAR AND PLURAL. The masculine may be read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Plan.

         10. MAXIMUM ANNUAL GRANT. In no event shall any one individual participating in the 1997 Stock Plan, be granted stock options and/or restricted shares for more than one and one-half percent (1.5%) of the total outstanding shares of Common Stock of the Company, in the aggregate, per calendar year.

         11. PAYMENT. The exercise price will be payable in one of the alternative forms specified below:

                  (a) full payment in cash or check made payable to the Company's order; or

                  (b) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                  (c) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

                  (d) full payment through a sale and remittance procedure pursuant to which the Participant will provide irrevocable written directives to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall concurrently provide written instructions to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         For purposes of this subparagraph, the "exercise date" will be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of the Plan. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

D.       EFFECTIVE DATE

         The Plan became effective on approval by shareholders of the Company. The Plan and all outstanding Awards shall remain in effect until all outstanding Awards have been exercised, expired or canceled.